EXHIBIT 10

                            CONSULTANT SERVICES PLAN

                            CONSULTANT SERVICES PLAN
                            ------------------------

THIS CONSULTANT SERVICES PLAN ("Plan") is made effective as of April 27, 2001, by SAMARITAN PHARMACEUTICALS, INC., a Nevada Corporation ("Company"), for various consultants as designated by the Board ("Consultant").

                                R E C I T A L S:

         The Company wishes to grant, and the Consultants wish to receive, as compensation for consultation services to the Company, a total of 1,000,000 Shares of the common stock of the Company ("Common Stock"), all pursuant to the provisions set forth herein;

         NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars, premises, mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

         1. Grant of Shares. The Company hereby grants to the Consultants shares of Common Stock (the "Shares") in the Company.

         2. Services. Consultants have been engaged by the Company and the Company has received business consultation services and promises of additional services. Services may be detailed in additional documentation, including confirmatory letters and agreements.

         3. Compensation. The Consultants are not entitled to receive cash compensation, unless and until any agreement to the contrary is reached with any particular Consultant. Consultants' sole compensation is the Shares identified herein, unless the parties agree otherwise. The parties agree the Shares are valued at $.35 each.

         4. Registration or Exemption. Notwithstanding anything to the contrary contained herein, the Shares may not be issued unless the Shares are registered pursuant to the Securities Act of 1933, as amended ("Act").

         5. Delivery of Shares. The Company shall deliver, subject to the terms and conditions of this Plan, to each Consultant, as soon as practicable, a Certificate representing the Shares. Each Consultant agrees to be bound by the terms and conditions under the Plan by accepting delivery of the Shares, and any other terms individually agreed to in writing by the parties.

         6. Company's Rights. The existence of the Shares and/or this Plan shall not affect in any way the rights of the Company to conduct its business.


                                     E-3(1)

         7. Disclosure. Each Consultant agrees to having read and fully considered the disclosures under Exhibit "A" attached hereto and incorporated herein by reference.

         8. Amendments. This Plan may not be amended unless by the written consent of Board.

         9. Governing Law. This Plan shall be governed by the laws of the State of Nevada, and the sole venue for any action arising hereunder or in connection herewith shall be a court of competent jurisdiction in Las Vegas, Nevada.

         10. Binding Effect. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

         11. Captions. The captions herein are for convenience and shall not control the interpretation of this Plan.

         12. Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth hereinabove.

         13. Gender and Number. Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

         14. Severability. In the event anyone or more of the provisions of this Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

SAMARITAN PHARMACEUTICALS, INC.



                                     E-3(2)

                                  EXHIBIT "A"

Item 1 - Plan Information

(a)      General Plan Information

         1. The title of the Plan is: Consultant Services Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is Samaritan Pharmaceuticals, Inc. ("Company").

         2. The general nature and purpose of the Plan is to grant Consultants a total of 1,000,000 shares of the Common Stock of the Company as compensation for consultation services to be rendered to the Company.

         3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended or replaced by an subsequent law.

         4. The Company shall act as Plan Administrator. The Company's address and telephone number are 101 Convention Center Dr. , Suite 310, Las Vegas, Nevada, 89109, and phone number is 702-735-7001. The Company, as administrator of the Plan, will merely issue to the Consultant shares of Common Stock pursuant to the terms of the Plan.

(b) Securities to be Offered. Pursuant to the terms of the Plan, 1,000,000 shares of the Company's Common Stock will be offered.
(c) Employees Who May Participate in the Plan. Consultants are the sole participants in this Plan. Consultants are eligible to receive the securities provided the securities have been registered or are exempt from registration under the Securities Act of 1933, as amended (the "Act").
(d) Purchase of Securities Pursuant to the Plan. The Company shall issue and deliver the underlying securities to Consultants as soon as practicable.
(e) Resale Restrictions. Consultants, after receipt of the Shares, may assign, sell, convey or otherwise transfer the securities received, subject to the requirements of the Act.
(f) Tax Effects of Plan Participation. The Consultant Services Plan is not qualified under Sec. 401 of the Internal Revenue Code of 1986, as amended or replaced by any subsequent law.
(g) Investment of Funds. n/a
(h) Withdrawal from the Plan; Assignment of Interest. Withdrawal or termination as to the Plan may occur upon mutual written consent of the parties. Consultant has the right to assign or hypothecate Consultant's interest in the Plan, subject to Plan provisions.
(i) Forfeitures and Penalties. n/a
(j) Charges and Deductions and Liens Therefore. n/a


Item 2 -Registrant Information and Employee Plan Annual Information.

Registrant, upon oral or written request by Consultants, shall provide, without charge, the documents incorporated by reference in Part II, Item 3 of Company's Form S-8 Registration Statement for the securities as well as any other documents required to be delivered pursuant to SEC Rule 428(b) (17 CFR Section 230.428(b)). All requests are to be directed to the Company at the address provided in paragraph (a)(4) above.

                                     E-3(3)